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                                                                      EXHIBIT 32

March 27, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         The certifications set forth below are hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the Annual Report on Form 10-K of Delta Air Lines, Inc. ("Delta") for the fiscal year ended December 31, 2005 (the "Report").

         Each of the undersigned, the Chief Executive Officer and the Executive Vice President and Chief Financial Officer, respectively, of Delta, hereby certifies that, as of the end of the period covered by the Report:

         1. such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta.

                                                  /s/ GERALD GRINSTEIN
                                                  ----------------------------
                                                  Name:  Gerald Grinstein
                                                  Chief Executive Officer

                                                  /s/ EDWARD H. BASTIAN
                                                  ----------------------------
                                                  Name:  Edward H. Bastian
                                                  Executive Vice President and
                                                  Chief Financial Officer